FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
April 1, 2010		rchapman@ubat.com
734-214-3801

UNITED BANCORP, INC. COMBINES ITS SUBSIDIARY
BANK CHARTERS INTO UNITED BANK & TRUST

TECUMSEH, MI — United Bancorp, Inc. (OTC:UBMI) announced today that its two banks, United Bank & Trust and United Bank & Trust – Washtenaw, have united as one bank effective April 1, 2010 and are operating under the United Bank & Trust name. The bank has sixteen full service offices in Lenawee, Monroe and Washtenaw counties.

Robert K. Chapman, President and CEO of United Bancorp, Inc., will serve in that same role at the bank.  “We are excited to leverage the skills, abilities and resources of these two fine operations to better serve the needs of individuals, families and businesses in our markets,” commented Chapman. Reporting to Chapman are Lenawee Market President Joseph R. Williams and Washtenaw Market President Todd C. Clark, who has also assumed the role of Chief Operating Officer for the bank. “Both Joe and Todd bring a wealth of banking experience to these positions, and we are excited to have them leading our efforts,” said Chapman.

Mr. Chapman continued, “Our clients should experience a seamless transition, and will continue to benefit from exceptional service and local management. United Bank & Trust is committed to customer service, a focus on helping our clients succeed, and a dedication to the communities in which we operate. Our new consolidated structure will benefit our clients, bank co-workers and the local communities in the markets we serve.”

About United Bancorp, Inc.
United Bancorp, Inc is the holding company for United Bank & Trust,  an independent financial services company that operates sixteen banking offices in Lenawee, Monroe, and Washtenaw counties.  In addition to traditional banking services, United maintains an active wealth management group, mortgage company, as well as expertise in small business lending. For more information, visit the Bank’s website at www.ubat.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. These statements include, among others, statements related to our ability to successfully consolidate our subsidiary banks and transition clients and statements related to the benefits of the bank consolidation on our clients, bank co-workers and the local communities in which we operate. Our ability to successfully consolidate our subsidiary banks is not entirely within our control and is not assured. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of United Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009; the timing and level of asset growth; changes in market interest rates; changes in banking laws and regulations; changes in tax laws; changes in property values, asset quality and the financial capability of borrowers; actions of bank regulatory authorities; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; the impact of possible future litigation; governmental and regulatory policy changes; changes in value and credit quality of investment securities; the local and global effects of ongoing and future military actions; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. United Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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